                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                December 18, 1996
                Date of Report (Date of earliest event reported)





                                 CKS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                     0-27090
                            (Commission File Number)

           Delaware                        0-27090                              77-0385435
(State or other jurisdiction of     (Commission File Number)      (I.R.S. Employer Identification No.)
        incorporation)

                               10441 Bandley Drive
                           Cupertino, California 95014
                    (Address of principal executive offices)

                                 (408) 366-5100
              (Registrant's telephone number, including area code)

ITEM 5.           OTHER EVENTS.

                  On December 18, 1996, CKS Group, Inc., a Delaware corporation (the"Registrant") issued a press release announcing the Registrant's financial results for the fiscal quarter and the fiscal year ended November 30, 1996.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  The following financial statements and exhibits are filed as part of this report.

         (a)      Financial statements of the Registrant:

                                                                             Page
                                                                             ----
                  Independent Auditors' Report                                 4
                  Consolidated Balance Sheets                                  5
                  Consolidated Statements of Income                            6
                  Consolidated Statements of Stockholders' Equity              7
                  Consolidated Statements of Cash Flows                        8
                  Notes to Financial Statements                                9

         (b)      Exhibits.

                  99.1     Press Release dated December 18, 1996.

                                 CKS GROUP, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                               PAGE
                                                                               ----
CKS Group, Inc. and Subsidiaries:
     Independent Auditors' Report.........................................      1

     Consolidated Balance Sheets..........................................      2

     Consolidated Statements of Income....................................      3

     Consolidated Statements of Stockholders' Equity......................      4

     Consolidated Statements of Cash Flows................................      5

     Notes to Consolidated Financial Statements...........................      6

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
CKS Group, Inc.:


We have audited the consolidated balance sheets of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1996, in conformity with generally accepted accounting principles.






San Jose, California
December 16, 1996

                        CKS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      NOVEMBER 30,
                                                                                  --------------------
                                     ASSETS                                       1995            1996
                                     ------                                       ----            ----
Current assets:
     Cash and cash equivalents                                                 $  2,327        $  7,528
     Marketable securities                                                         --            37,895
     Accounts receivable, net of allowances of $868 and $762,
         in 1995 and 1996, respectively                                           7,203          14,542
     Fees and expenditures in excess of billings                                    471           2,043
     Prepaid expenses and other current assets                                    1,095           1,429
                                                                               --------        --------

                  Total current assets                                           11,096          63,437

Property and equipment, net                                                       2,408           3,252
Goodwill and other assets                                                           182           6,219
                                                                               --------        --------

                  Total assets                                                 $ 13,686        $ 72,908
                                                                               ========        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                          $  3,681        $  5,224
     Accrued expenses                                                             2,371           6,284
     Billings in excess of fees and expenditures                                    959           1,720
     Current portion of notes payable and capital lease obligations                 316             417
     Income taxes payable                                                           972             188
                                                                               --------        --------

                  Total current liabilities                                       8,299          13,833

Notes payable and capital lease obligations, less current portion                   412             419
Deferred income taxes                                                               380            --
                                                                               --------        --------

                  Total liabilities                                               9,091          14,252
                                                                               --------        --------

Commitments

Stockholders' equity:
     Preferred stock; $.001 par value; 5,000,000 shares authorized; none
         issued and outstanding                                                    --              --
     Common stock; $.001 par value; 30,000,000 shares authorized:
         Series A common stock; 3,114,437 and no shares issued and
              outstanding in 1995 and 1996, respectively                              3            --
         Common stock; 7,125,000 and 13,162,000 shares issued and
              outstanding in 1995 and 1996, respectively                              7              13
     Additional paid-in capital                                                   2,380          50,824
     Unrealized loss on marketable securities                                      --               (65)
     Notes receivable from stockholders                                            (292)           (292)
     Retained earnings                                                            2,497           8,176
                                                                               --------        --------

                  Total stockholders' equity                                      4,595          58,656
                                                                               --------        --------
                  Total liabilities and stockholders' equity                   $ 13,686        $ 72,908
                                                                               ========        ========

See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           YEARS ENDED NOVEMBER 30,
                                                    ------------------------------------
                                                    1994            1995            1996
                                                    ----            ----            ----
Revenues                                           $ 22,938        $ 34,792        $56,951
                                                   --------        --------        -------

Operating expenses:
     Direct salaries and related expenses             6,168          10,485         16,542
     Other direct operating expenses                 11,121          13,164         19,866
     General and administrative expenses              5,131           8,688         13,355
                                                   --------        --------        -------

                  Total operating expenses           22,420          32,337         49,763
                                                   --------        --------        -------

                  Operating income                      518           2,455          7,188

Other income (expense), net                             (38)            (27)         1,757
                                                   --------        --------        -------

                  Income before income taxes            480           2,428          8,945

Income taxes                                            192           1,062          3,266
                                                   --------        --------        -------

                  Net income                       $    288        $  1,366        $ 5,679
                                                   ========        ========        =======

Net income per share                               $   0.03        $   0.13        $  0.43
                                                   ========        ========        =======

Shares used in per share computation                  9,944          10,726         13,362
                                                   ========        ========        =======


See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                                                    UNREALIZED       NOTES
                                                  SERIES A                              ADDITIONAL    LOSS ON     RECEIVABLE
                                                COMMON STOCK         COMMON STOCK        PAID-IN    MARKETABLE       FROM
                                              ----------------    ------------------
                                              SHARES   AMOUNT     SHARES     AMOUNTS     CAPITAL    SECURITIES   STOCKHOLDERS
                                              ------   ------     ------     -------     -------    ----------   ------------

Balances, November 30, 1993                     --     $--         7,840    $      8    $    363       $--         $  (319)

Issuance of common stock                        --      --         2,273           2         204        --            (146)
Repurchase of common stock                      --      --          (650)         (1)       (313)       --              94
Net income                                      --      --          --          --          --          --            --
                                              ------    --       -------    --------    --------       -----       -------

Balances, November 30, 1994                     --      --         9,463           9         254        --            (371)

Issuance of Series A common stock                739     1          --          --         1,923        --            --
Conversion of common stock to Series A
  common stock                                 2,375     2        (2,375)         (2)       --          --            --

Repurchase of common stock                      --      --           (31)       --           (23)       --               8
Issuance of common stock                        --      --            68        --            70        --            --
Compensation related to stock options           --      --          --          --           156        --            --
Collections on stockholder notes receivable     --      --          --          --          --          --              71
Net income                                      --      --          --          --          --          --            --
                                              ------    --       -------    --------    --------       -----       -------

Balances, November 30, 1995                    3,114     3         7,125           7       2,380        --            (292)

Conversion of Series A common stock to
  common stock                                (3,114)   (3)        3,114           3        --          --            --

Issuance of common stock                        --      --         2,923           3      47,416        --            --
Compensation related to stock options           --      --          --          --           102        --            --
Tax benefit from disqualifying dispositions     --      --          --          --           926        --            --
Unrealized loss on marketable securities        --      --          --          --          --           (65)         --
Net income                                      --      --          --          --          --          --            --
                                              ------    --       -------    --------    --------       -----       -------

Balances, November 30, 1996                     --     $--        13,162    $     13    $ 50,824       $ (65)      $  (292)
                                              ======    ==       =======    ========    ========       =====       =======




                                                            TOTAL
                                             RETAINED    STOCKHOLDERS'

                                             EARNINGS       EQUITY
                                             --------       ------

Balances, November 30, 1993                   $   843      $    895

Issuance of common stock                         --              60
Repurchase of common stock                       --            (220)
Net income                                        288           288
                                              -------      --------

Balances, November 30, 1994                     1,131         1,023

Issuance of Series A common stock                --           1,924
Conversion of common stock to Series A
  common stock                                   --              --

Repurchase of common stock                       --             (15)
Issuance of common stock                         --              70
Compensation related to stock options            --             156
Collections on stockholder notes receivable      --              71
Net income                                      1,366         1,366
                                              -------      --------

Balances, November 30, 1995                     2,497         4,595

Conversion of Series A common stock to
  common stock                                   --              --

Issuance of common stock                         --          47,419
Compensation related to stock options            --             102
Tax benefit from disqualifying dispositions      --             926
Unrealized loss on marketable securities         --             (65)
Net income                                      5,679         5,679
                                              -------      --------

Balances, November 30, 1996                   $ 8,176      $ 58,656
                                              =======      ========


See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                       YEARS ENDED NOVEMBER 30,
                                                                     ---------------------------
                                                                     1994       1995        1996
                                                                     ----       ----        ----
Cash flows from operating activities:
     Net income                                                    $   288    $ 1,366    $  5,679
     Adjustments to reconcile net income to net cash provided by operating activities:
              Deferred income taxes                                   (127)       (10)     (1,325)
              Compensation related to stock options                   --          156         102
              Tax benefit from disqualifying dispositions             --         --           926
              Depreciation and amortization                            514        738         850
              Changes in operating assets and liabilities:
                  Accounts receivable                               (2,914)    (1,550)     (5,833)
                  Fees and expenditures in excess of billings          (24)      (292)     (1,572)
                  Prepaid expenses and other current assets           (140)      (952)         72
                  Accounts payable                                   2,154        335       1,169
                  Accrued expenses                                     384      1,565       3,492
                  Billings in excess of fees and expenditures          616        137         269
                  Income taxes payable                                 293        654        (784)
                                                                   -------    -------    --------

                      Net cash provided by operating activities      1,044      2,147       3,045
                                                                   -------    -------    --------

Cash flows from investing activities:
     Purchases of property and equipment                            (1,649)    (1,239)     (1,368)
     Purchases of marketable securities                               --         --       (39,710)
     Sale of marketable securities                                    --         --         1,750
     Cash acquired in business combination                            --         --            55
     Other assets                                                     --         --          (574)
                                                                   -------    -------    --------

                      Net cash used in investing activities         (1,649)    (1,239)    (39,847)
                                                                   -------    -------    --------

Cash flows from financing activities:
     Net borrowings (repayments) on line of credit and notes
         payable                                                       706       (674)       (419)
     Collections on stockholder notes receivable                      --           71        --
     Proceeds from sale of common stock                                 60      1,994      42,422
     Repurchase of common stock                                       (220)       (15)       --
                                                                   -------    -------    --------

                      Net cash provided by financing activities        546      1,376      42,003
                                                                   -------    -------    --------

Net change in cash and cash equivalents                                (59)     2,284       5,201

Cash and cash equivalents, beginning of year                           102         43       2,327
                                                                   -------    -------    --------

Cash and cash equivalents, end of year                             $    43    $ 2,327    $  7,528
                                                                   =======    =======    ========

Supplementary disclosure of cash flow information:
     Cash paid:
         Interest                                                  $    60    $    91    $     63
                                                                   =======    =======    ========
         Income taxes                                              $    30    $   647    $  4,488
                                                                   =======    =======    ========

     Noncash investing and financing activities:
         Sale of common stock in exchange for stockholder notes
              receivable                                           $   146    $  --      $   --
                                                                   =======    =======    ========
         Issuance of common stock in business acquisition          $    --    $  --      $  4,997
                                                                   =======    =======    ========

See accompanying notes to consolidated financial statements.

                        CKS GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        NOVEMBER 30, 1994, 1995, AND 1996


 (1)     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business and Principles of Combination

         CKS Group, Inc. (the Company) is an integrated marketing communications company providing corporate identity, advertising, sales promotions, product packaging, general merchandising, and multimedia services.

         The Company was formed in January 1995 in a merger of three entities that were under common control: CKS Partners, Inc., CKS Interactive, Inc., and CKS Pictures, Inc. (collectively, the Former Affiliates). The accompanying consolidated financial statements have been prepared on the basis that these entities were combined at the beginning of their existence for financial reporting purposes. The combined entities have been under common control since inception and have been included in the consolidated financial statements at historical cost, in a manner similar to a pooling of interests, since their respective dates of inception. All transactions and accounts between the combined entities have been eliminated in the accompanying consolidated financial statements.

         In accordance with the merger of the Former Affiliates, each entity's capital stock was converted, using a predetermined conversion factor, to give effect to the merger. All share and per share information has been retroactively restated to give the effect to the merger.

         Cash Equivalents and Marketable Securities

         The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.

         The Company classifies its investments in certain debt and equity securities as "available-for- sale." Such investments are recorded at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity. The cost of securities sold is based upon the specific identification method.

         Fair Value of Financial Instruments and Concentrations of Credit Risk

         The carrying value of the Company's financial instruments, including accounts receivable, approximates fair market value.

         Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of accounts receivable. The Company's services are provided to clients in a variety of industries. The Company performs ongoing credit evaluation of its clients, generally does not require collateral, and records allowances for potential credit losses.

                        CKS GROUP, INC. AND SUBSIDIARIES

         Property and Equipment

         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over estimated useful lives of four to seven years. Leasehold improvements are amortized over the lesser of their useful lives or the remaining term of the related lease.

         Goodwill

         Goodwill is amortized on a straight-line basis over 20 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

         Use of Estimates

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         Revenue Recognition

         Revenues are derived from fixed fee arrangements and are recognized on the percentage-of-completion method based on the ratio of costs incurred to total estimated costs. Fees and expenditures in excess of billings represent the costs incurred and anticipated profits earned on projects in progress in excess of amounts billed, and are recorded as an asset. Billings in excess of fees and expenditures represent amounts billed in excess of costs incurred and estimated profit earned, and are recorded as a liability. Such billings are generally at the beginning of contract periods and are in accordance with contract provisions. To the extent costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is accrued for the excess.

         Income Taxes

         The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                        CKS GROUP, INC. AND SUBSIDIARIES

         Net Income Per Share

         Net income per share is computed using the weighted average number of shares outstanding of common stock and dilutive common equivalent shares from stock options using the treasury stock method. In accordance with certain Securities and Exchange Commission (SEC) Staff Accounting Bulletins, such computations include all common and common equivalent shares issued within 12 months of the Company's initial public offering (IPO) date as if they were outstanding for all prior periods presented using the treasury stock method and the IPO price.

         Recent Accounting Pronouncements

         The Financial Accounting Standard Board (FASB) recently adopted SFAS No. 121, Accounting for the Impairments of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company will adopt SFAS No. 121 in fiscal 1997. The adoption of SFAS No. 121 is not expected to have a material effect on the Company's consolidated results of operations.

         Reclassifications

         Certain amounts in the accompanying 1994 and 1995 consolidated financial statements have been reclassified in order to conform them with the 1996 consolidated financial statement presentation.

(2)      ACQUISITIONS

         Schell/Mullaney, Inc.

         On August 1, 1996, the Company acquired Schell/Mullaney, Inc. (SMI). Upon the closing of the merger the shares of common stock of SMI (SMI common stock) that were issued and outstanding immediately prior to the closing were converted into 183,066 shares of the Company's common stock valued at $5,000,000, and the right to receive up to an additional $9,000,000 in common stock of the Company in 1998 and 1999 upon attainment of certain financial performance goals by SMI. The number of additional shares to be issued to the former shareholders of SMI will be determined based on the average closing price of the Company's common stock during the 40-day period ending 2 days prior to the issuance dates of such shares. In the event additional shares are issued to the former shareholders of SMI, they will be accounted for as additional purchase price.

         The acquisition was accounted for as a purchase with the results of SMI included from the acquisition date. The excess of the purchase price over the fair value of net assets acquired amounted to $4,577,000 and was attributed to goodwill. Accumulated amortization amounted to $74,000 as of November 30, 1996.

                        CKS GROUP, INC. AND SUBSIDIARIES

         The following summary, prepared on a pro forma basis, combines the Company's consolidated results of operations for the years ended November 30, 1995 and 1996, with SMI's results of operations for the years ended December 31, 1995, and November 30, 1996, respectively, as if SMI had been acquired as of the beginning of the periods presented (in thousands, except share data):

                                                                                              NOVEMBER 30,
                                                                                          ---------------------
                                                                                          1995             1996
                                                                                          ----             ----

                  Revenues                                                             $ 39,838          $61,239
                  Net income                                                              2,325            6,994
                  Net income per share                                                    0.21              0.52

                  Shares used in per share computation                                   10,858           13,484

         The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

         Donovan & Green, Inc.

         On October 4, 1996 the Company entered into an agreement to acquire the assets and assume substantially all the liabilities of Donovan & Green, Inc. (DGI). The Purchase Agreement provides for initial payments to DGI of $3,330,000 in cash and shares of the Company's common stock with a fair market value of $1,820,000. In addition, DGI will be entitled to receive an additional $3,220,000 in cash and a number of shares of common stock of the Company with a value of up to $1,610,000 over the next three fiscal years. DGI will also have the right to receive additional payments if the subsidiary attains certain earnings goals during the fiscal years ending November 30, 1997, 1998, 1999, and 2000. DGI may receive $889,000 in cash and shares of the Company's common stock with a value of $444,000 in each of 1998 and 1999 if the subsidiary meets its earnings goals for the 1997 and 1998 fiscal years. To the extent that the subsidiary exceeds its earnings goals for the 1997, 1998, 1999, and 2000 fiscal years by more than 10%, DGI will be entitled to receive cash and common stock of the Company with a combined value of up to $1,000,000 per year for each of these four years. The Company anticipates closing the acquisition in December 1996.

                        CKS GROUP, INC. AND SUBSIDIARIES

 (3)     MARKETABLE SECURITIES

         Marketable securities include the following as of November 30, 1996 (in thousands):

                                                                       AVAILABLE-FOR-SALE SECURITIES
                                                          ------------------------------------------------------
                                                                          GROSS            GROSS
                                                                       UNREALIZED       UNREALIZED        FAIR
                                                            COST          GAINS           LOSSES          VALUE
                                                          --------     ----------       ----------      --------

                  Municipal obligations                   $ 37,771         $  --            $ --        $ 37,771
                  Marketable equity security                   189            --              65             124
                                                          --------         -----            ----        --------

                                                          $ 37,960         $  --            $ 65        $ 37,895
                                                          ========         =====            ====        ========

         The contractual maturities of available-for-sale debt securities, regardless of their balance sheet classification as of November 30, 1996, are as follows (in thousands):

                                                                                             AVAILABLE-FOR-
                                                                                             SALE SECURITIES
                                                                                       -------------------------
                                                                                                         FAIR
                                                                                          COST           VALUE
                                                                                       ---------        --------
                  Due within one year                                                  $  14,037        $ 14,037
                  Due after one year through five years                                    1,034           1,034
                  Due after five years through ten years                                   2,500           2,500
                  Due after ten years                                                     20,200          20,200
                                                                                       ---------        --------

                                                                                       $  37,771        $ 37,771
                                                                                       =========        ========

(4)      PROPERTY AND EQUIPMENT

         Property and equipment include the following (in thousands):

                                                                                              NOVEMBER 30,
                                                                                     ---------------------------
                                                                                        1995             1996
                                                                                     ---------         ---------

                  Computer equipment and software                                    $    2,149        $   3,033
                  Furniture and fixtures                                                    718              891
                  Video production equipment                                                750              928
                  Leasehold improvements                                                    558              877
                                                                                       --------          -------

                                                                                          4,175            5,729
                  Less accumulated depreciation and amortization                          1,767            2,477
                                                                                       --------          -------

                                                                                     $    2,408        $   3,252
                                                                                       ========          =======

                        CKS GROUP, INC. AND SUBSIDIARIES

(5)      NOTES PAYABLE

         In July 1995, the Company entered into a credit agreement with a bank for $4,600,000, including a $3,000,000 line of credit, a $1,000,000 equipment line of credit, and a $600,000 term loan to refinance existing debt. The lines of credit have maturities of September 30, 1997. Advances under the $1,000,000 equipment loan facility are limited to 80% of the equipment purchase price. Borrowings bear interest at the bank's prime rate for the $3,000,000 facility and at prime rate plus .5% for the $1,000,000 facility. Borrowings are secured by all assets of the Company. As of November 30, 1995 and 1996, the Company had not drawn on the line of credit.

         Notes payable consisted of the following (in thousands):

                                                                                              NOVEMBER 30,
                                                                                          ---------------------
                                                                                          1995             1996
                                                                                          ----             ----
              Borrowings under term loan, prime rate plus 1.5%,
                 due December 1, 2000                                                    $  --            $ 163
              Borrowings under term loan, prime rate plus .75%,
                 due July 30, 1997                                                         408               89
              Purchase contracts, with interest at 5.65% to 10.25%,
                 expiring at various dates through December 1, 2000                        116              190
              Other                                                                        204              394
                                                                                         -----             ----

                                                                                           728              836
              Less current maturities                                                      316              417
                                                                                         -----             ----

                                                                                         $ 412            $ 419
                                                                                         =====            =====

         Future maturities of the long-term portion of notes payable are as follows: $417,000 in fiscal 1997; $142,000 in fiscal 1998; $133,000 in fiscal 1999; $105,000 in fiscal 2000; and $39,000 in fiscal 2001.

(6)      LEASES

         The Company maintains an executive office and two operating offices in Northern California as well as operating offices in Oregon, New York, and London. The Company is generally responsible for maintaining public liability and property damage insurance on the leased property and is also responsible for certain operating expenses and property taxes. The facilities' leases begin to expire in 1996, but contain renewal options to extend lease terms for up to six years. The Company also leases office equipment under various operating leases, which begin to expire in 1996.

         Total rent expense for facilities and office equipment was approximately $1,128,000, $2,183,000, and $3,607,000 for the years ended November 30, 1994, 1995, and 1996, respectively.

                        CKS GROUP, INC. AND SUBSIDIARIES

         Future minimum operating lease payments for facilities and equipment are as follows (in thousands):

                  Fiscal year ending
                     November 30,
                  ------------------
                         1997                                                        $2,485
                         1998                                                         1,918
                         1999                                                         1,635
                         2000                                                         1,552
                         2001                                                         1,160
                      Thereafter                                                        673
                                                                                     ------
                                                                                     $9,423
                                                                                     ======

(7)      STOCKHOLDERS' EQUITY

         Reincorporation

         On December 7, 1995, the Company was reincorporated in Delaware. The certificate of incorporation provides for 5,000,000 authorized shares of preferred stock with a $.001 par value per share and for 30,000,000 authorized shares of common stock with a $.001 par value per share. The accompanying consolidated financial statements have been retroactively restated to give effect to the reincorporation. In conjunction with the reincorporation, all outstanding shares of Series A common stock were converted into an equal number of shares of the Company's common stock, and all outstanding options to purchase shares of the Company's Series B common stock were converted into options to purchase an equal number of shares of the Company's common stock.

         Common Stock Repurchases

         In 1994 and 1995, the Company repurchased approximately 650,000 and 31,000 shares of common stock, respectively. These shares were repurchased from employees who had terminated employment with the Company. In accordance with the terms of the respective employee's Stock Purchase Agreement, the Company exercised its right of repurchase and repurchased the vested portion of shares at the then fair market value of the common stock, with the unvested shares being repurchased at the employee's original purchase price.

         1995 Series B Common Stock Plan

         On April 28, 1995, the Company's Board of Directors approved the 1995 Series B common stock plan (the Plan). Under the Plan, 750,000 shares of Series B common stock have been reserved for issuance. Options granted under the Plan may be either incentive stock options or nonstatutory stock options, as designated by the Company's Board of Directors. The Plan expires 10 years after adoption.

                        CKS GROUP, INC. AND SUBSIDIARIES

         Series B common stock possessed the same rights and privileges as common stock except that each share is entitled to one-tenth the dividend, if declared, on common stock and one-tenth the voting privilege and liquidation preference as a share of common stock. Series B common stock converted automatically on a one-for-one basis into common stock upon the closing of the IPO.

         The Plan provides (i) the exercise price of an incentive stock option will be no less than the fair market value of the Company's common stock at the date of grant; (ii) the option exercise price per share for a nonstatutory stock option will not be less than 85% of the fair market value; and (iii) the exercise price of an incentive stock option for an optionee who possesses more than 10% of the total combined voting power of all classes of stock shall not be less than 110% of the fair market value; all as determined by the Board of Directors. Options generally vest 25% after one year and then ratably over 36 months thereafter.

         Plan activity is summarized as follows:

                                                        OPTIONS            OUTSTANDING OPTIONS
                                                                       -----------------------------
                                                       AVAILABLE       NUMBER OF           PRICE
                                                       FOR GRANT        SHARES           PER SHARE
                                                      ----------       ---------      --------------

         Options available for grant under plan        750,000              --        $           --
         Options granted                              (648,022)        648,022           0.50 - 9.00
         Options canceled                               13,806         (13,806)          0.50 - 9.00
                                                      --------        --------

         Balances, November 30, 1995                   115,784         634,216           0.50 - 9.00
                                                      --------         -------

         Options granted                               (87,800)         87,800                 10.00
         Options exercised                                  --         (82,685)          0.50 - 9.00
         Options canceled                               44,175         (44,175)          0.50 - 9.00
         Plan shares expired                           (72,159)             --           0.50 - 9.00
                                                      --------        --------

         Balances, November 30, 1996                        --         595,156          0.50 - 10.00
                                                      ========         =======

         As of November 30, 1995 and 1996, options to purchase 155,492 and 211,749 shares, respectively, were vested.

         1995 Stock Plan

         In October 1995, the Company's Board of Directors approved the 1995 Stock Plan (the Stock Plan). Under the Stock Plan, options to purchase common stock and rights to purchase common stock may be granted to eligible employees, officers, and consultants of the Company. The Company's Board of Directors or a committee thereof, has the authority to select the persons to whom awards are granted and determine the terms of each award. As of November 30, 1995, no options or rights had been granted pursuant to the Stock Plan, and 1,000,000 shares were available for future grant under the Stock Plan.

         In November 1996, the Company's Board of Directors authorized the repricing of outstanding options to purchase the Company's common stock with exercise prices in excess of $20.00 per share to reduce their exercise price to $20.00 per share. The repricing has been reflected in the plan activity for the year ended November 30, 1996 as follows:

                        CKS GROUP, INC. AND SUBSIDIARIES

                                                        OPTIONS           OUTSTANDING OPTIONS
                                                                         -------------------------
                                                       AVAILABLE         NUMBER OF         PRICE
                                                       FOR GRANT          SHARES         PER SHARE
                                                       ---------         ---------       ---------

         Options available for grant under plan        1,000,000                --        $   --
         Options granted                                (934,700)          934,700         20.00
         Options canceled                                 35,000           (35,000)        20.00
                                                       ---------        ----------        ------

         Balances, November 30, 1996                     100,300           899,700         20.00
                                                       =========        ==========        ======

         As of November 30, 1996, no options under the Stock Plan were vested.

         In December 1996, the total number of shares reserved for issuance under the Stock Plan was increased to 2,600,000.

         1995 Employee Stock Purchase Plan

         The Company's 1995 Employee Stock Purchase Plan (the Purchase Plan) was approved by the Company's Board of Directors in October 1995 and provides for the purchase by eligible employees of shares of the Company's common stock. A total of 300,000 shares of common stock have been reserved for issuance under the Purchase Plan. Eligible employees may purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation. Shares are purchased on the last day of each purchase period. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Company's common stock on the first day of the offering period or the last day of the purchase period.

         1995 Directors' Option Plan

         Under the 1995 Directors' Option Plan (the Directors' Option Plan), a total of 100,000 shares are reserved for issuance. The Directors' Option Plan provides that each nonemployee director will be granted an option to purchase 20,000 shares of common stock on the date on which the optionee first becomes a director of the Company. Thereafter each nonemployee director will be granted an option to purchase 5,000 shares of common stock on the first day of each year after adoption of the Directors' Option Plan. Each option becomes exercisable as to 25% of the shares subject to such option on each anniversary of its date of grant. The exercise price of all options granted under the Directors' Option Plan will be equal to the fair market value of the Company's common stock on the date of grant. To date, 35,000 options have been granted under the Directors' Option Plan.

                        CKS GROUP, INC. AND SUBSIDIARIES

         Public Offerings

         In December 1995, the Company completed the IPO and issued 2,475,000 shares of its common stock at a per share price of $17.00. The Company received proceeds of approximately $37,800,000 in cash, net of underwriting discounts, commissions, and other costs. In June 1996, the Company completed a secondary public offering of 1,800,000 shares of its common stock at a per share price to the public of $34.00. Of these shares, 131,500 were sold by the Company, and 1,668,500 were sold by certain stockholders. The Company received proceeds of approximately $3,800,000 in cash, net of underwriting discounts, commissions, and other costs.

(8)      INCOME TAXES

         The provision for income taxes consisted of the following (in thousands):

                                      YEARS ENDED NOVEMBER 30,
                                 -------------------------------------
                                  1994           1995           1996
                                 -------        -------        -------
         Current:
             Federal             $   260        $ 1,201        $ 3,047
             State                    70            340          1,148
             Foreign                   3             --             --
                                 -------        -------        -------

                                     333          1,541          4,195
                                 -------        -------        -------

         Deferred:
             Federal                (106)          (377)          (762)
             State                   (35)          (102)          (167)
                                 -------        -------        -------

                                    (141)          (479)          (929)
                                 -------        -------        -------

                                 $   192        $ 1,062        $ 3,266
                                 =======        =======        =======

                        CKS GROUP, INC. AND SUBSIDIARIES

         The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of November 30, 1995 and 1996, are presented below:

                                                                                        NOVEMBER 30,
                                                                                   ----------------------
                                                                                    1995           1996
                                                                                   -------        -------

         Deferred tax assets:
             Accounts receivable allowances                                        $   297        $   327
             Depreciation                                                               --            314
             Federal benefit of state taxes                                            125            266
             Billing in excess of fees and expenditures                                 --            106
             Deferred compensation                                                      --            657
             Benefit and other accruals                                                129            198
                                                                                   -------        -------

                      Total gross deferred tax assets                                  551          1,868
                                                                                   -------        -------

         Deferred tax liabilities:
             Deferred rent                                                              --           (148)
             Change from cash to accrual method of accounting for income tax
                 purposes                                                             (322)          (620)
             Depreciation                                                              (58)            --
                                                                                   -------        -------

                      Total gross deferred tax liabilities                            (380)          (768)
                                                                                   -------        -------

                      Deferred tax assets                                          $   171        $ 1,100
                                                                                   =======        =======

         The Company's effective tax rate differs from the statutory federal income tax rate as shown in the following schedule:

                                                              NOVEMBER 30,
                                                          --------------------
                                                           1995          1996
                                                          ------        ------

         Federal tax statutory rate                         34.0%         34.0%
         State income taxes, net of federal benefit          6.0           7.4
         Tax exempt income                                    --          (5.5)
         Other                                               3.7           0.6
                                                          ------        ------

                                                            43.7%         36.5%
                                                          ======        ======

                        CKS GROUP, INC. AND SUBSIDIARIES

(9)      SIGNIFICANT CUSTOMERS

         In the years ended November 30, 1995 and 1996, professional fees from a major telecommunications company amounted to approximately $6,730,000 and $8,003,000, respectively, representing approximately 19% and 14%, respectively, of total professional fees. This customer owed the Company a total of approximately $1,212,000 and $2,092,000 as of November 30, 1995 and 1996, respectively. During 1994, professional fees from a computer hardware company amounted to approximately $3,194,000 representing approximately 14% of total professional fees for 1994.

                                EXHIBIT INDEX


Exhibit 99.1    Press Release dated December 18, 1996